Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Michael J. Shea	Jim Buckley
Chief Financial Officer	Executive Vice President
Mac-Gray Corporation	Sharon Merrill Associates, Inc.
781-487-7610	617-542-5300
Email: mshea@macgray.com	Email: jbuckley@investorrelations.com

Mac-Gray Corporation Announces First-Quarter 2010 Financial Results

Company Delivers Solid Performance, Despite Difficult Multi-Housing Environment;

Generates Strong Cash Flow and Reduces Funded Debt by $17.3 Million

WALTHAM, MA, May 6, 2010 – Mac-Gray Corporation (NYSE: TUC), the nation’s premier provider of laundry facilities management services to multi-unit housing locations, today announced its financial results for the quarter ended March 31, 2010.

Mac-Gray reported first-quarter revenue from continuing operations of $81.5 million, compared with $85.3 million in the first quarter of 2009.  Net income from continuing operations for the first quarter of 2010 was $1.5 million, or $0.11 per diluted share, compared with net income from continuing operations of $1.9 million, or $0.14 per diluted share, for the first quarter of 2009.  First-quarter 2010 net income from continuing operations includes a loss of $242,000 related to derivative instruments and $97,000 in incremental proxy-related costs.  First-quarter 2009 net income from continuing operations included a gain on the sale of real estate of $403,000 and an unrealized gain of $62,000 related to derivative instruments and incremental proxy-related costs of $378,000.  Excluding these items from both periods, adjusted net income from continuing operations for the first quarter of 2010 was $1.7 million, or $0.12 per diluted share, compared with adjusted net income from continuing operations of $1.8 million, or $0.13 per diluted share, for the same period of 2009.

Please refer to Table 1, included at the end of this news release, for a reconciliation of net income from continuing operations, as reported, to net income from continuing operations, as adjusted.

For the first quarter of 2010, Mac-Gray’s earnings before interest expense, provision for income taxes, depreciation and amortization expense (EBITDA) from continuing operations was $18.3 million, compared with $21.0 million in the year-earlier quarter.  EBITDA from continuing operations, excluding all gains and losses relating to derivative instruments, sale of real estate gains and incremental proxy-related costs, was $18.6 million for the first quarter of 2010, compared with $20.9 million in the year-earlier quarter.

Please refer to Table 2, included at the end of this news release, for a reconciliation of net income from continuing operations to EBITDA from continuing operations and EBITDA from continuing operations, as adjusted.

Results of Discontinued Operations

Income from discontinued operations in the first quarter of 2010 was $44,000 compared with income from discontinued operations of $357,000 in the comparable period of 2009, reflecting the sale of the business in early February.

Comments on the First Quarter

“We delivered solid results in the first quarter despite a very difficult multi-housing environment,” said Stewart G. MacDonald, Mac-Gray’s chief executive officer.  “The ongoing record apartment vacancy rates are continuing to affect our core laundry facilities management business in several ways, and consequently first-quarter revenue in our core business declined by 3% year-over-year.”

“Our commercial laundry equipment sales business, which represents approximately 4% of total revenues, was down 26% in the first quarter as challenging trends continue to affect that business.  Our customers, who are mostly small business owners, are hesitant to invest based on the economy and are extending the life of outdated equipment.  We expect commercial laundry equipment sales to experience continued weakness in the near-term until those conditions improve.”

“While our top-line remained under pressure in the quarter, we continued to carefully manage our capital resources and control our costs wherever possible.  Because of our prudent capital allocation, and also as a result of timing, capital expenditures, including incentive payments and capital leases, in the first quarter were $3.2 million compared with $8.2 million for the same period in 2009 and $4.7 million in the fourth quarter.  SG&A expenses were also down year over year as a result of an organization-wide effort to control and reduce expenses. At the same time, interest expense was down 22% due to the steady pay down of our funded debt as well as the effect of the Company’s new interest rate structure.”

“By selectively allocating capital and controlling costs, we continued to maximize our cash flow during the quarter.  Despite the lower revenue, we reduced our funded debt balance by $17.3 million in the first quarter, which includes the use of $8.5 million in proceeds received from our previously announced sale of MicroFridge.  In the trailing 12 months, we have reduced our funded debt by more than $44 million.  With this strong reduction of debt, combined with our predictable and stable cash flow, the Company was also able to initiate a dividend program on April 1st.”

Outlook

“While the data is not yet conclusive, it appears that apartment vacancy rates may have begun to peak.  A recently issued industry report showed that the nationwide apartment vacancy rate was unchanged in the first quarter versus year-end, and several leading industry metrics, such as a rise in apartment rents, were positive.  For Mac-Gray, our same location revenue was down 2% in the first quarter, which is a slower rate of decline than in the past several quarters.  Overall, we continue to see early signs of stabilization in a number of markets and even certain pockets of improvement across the country. These are encouraging signs for a return to more normalized levels, but we also continue to expect our industry’s rebound to lag a broader economic recovery.”

“We remain cautious about capital allocation during this challenging economic period.  Our philosophy has been that it is more sensible to apply our free cash to debt reduction in this environment than put our capital to work earning less than desirable returns.  However, our capital spending will increase during the remainder of the year from the abnormally low first-quarter level.  Our goal remains to maintain the relative size of our overall contract portfolio by investing in the most attractive markets.”

“During the past two years, our core business has proven its resiliency and we have taken steps to counteract the effects of the recession.  Despite the effects of the recession and the fact that we are a capital-intensive business, we have still reduced our funded debt by $83 million since our last acquisition in April 2008, and have dramatically improved our leverage ratios during that time.  With an eventual economic recovery on the horizon, we remain confident in our long-term outlook and we believe that we will emerge from this as a far stronger and well-positioned Company,” MacDonald concluded.

Conference Call Information

The Company will host a conference call at 10:00 a.m. ET today during which Stewart MacDonald, Mac-Gray’s chief executive officer, and Michael Shea, executive vice president and chief financial officer, will summarize the Company’s financial results, review business and operating highlights from the quarter, and provide a business and financial outlook.  To hear a live broadcast of the call, visit the “Investor Relations” section of the Company’s website at www.macgray.com or dial (877) 407-5790 or (201) 689-8328.

If you are unable to listen to the live call, you can access a replay at www.macgray.com.

About Mac-Gray Corporation

Founded in 1927, Mac-Gray derives its revenue principally through the contracting of debit-card- and coin-operated laundry facilities in multi-unit housing facilities such as apartment buildings, college and university residence halls, condominiums and public housing complexes. Mac-Gray manages approximately 88,000 laundry rooms located in 43 states and the District of Columbia. Mac-Gray also sells and services commercial laundry equipment to retail laundromats and other customers through its product sales division. To learn more about Mac-Gray, visit the Company’s website at www.macgray.com.

Safe Harbor Statement

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations for 2010, including statements regarding its interest expense, debt pay down, leverage ratio and dividend program.  The Company intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe

Harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “project,” or similar expressions.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements.  Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, general economic conditions, changes in multi-housing vacancy rates, the Company’s ability to renew long-term customer contracts, and those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 under “Risk Factors” and in other reports subsequently filed with the Securities and Exchange Commission.

MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED INCOME STATEMENTS

(In thousands, except per share amounts)

	Three months ended
	March 31,
	2009	2010

Revenue from continuing operations	$85,284	$81,503
Cost of revenue:
Cost of facilities management revenue	52,987	52,415
Depreciation and amortization	12,202	11,151
Cost of products sold	3,341	2,552
Total cost of revenue	68,530	66,118

Gross margin	16,754	15,385

Operating expenses:
Selling, general and administration expenses	8,469	8,405
Gain on sale or disposal of assets, net	(427)	(35)
Incremental costs of proxy contests	378	97
Total operating expenses	8,420	8,467

Income from continuing operations	8,334	6,918

Interest expense, net	5,004	3,885
Loss (gain) related to derivative instruments	(62)	242
Income from continuing operations before provision for income taxes	3,392	2,791
Provision for income taxes	1,508	1,319
Income from continuing operations, net	1,884	1,472
Income from discontinued operations, net	357	44
Loss from disposal of discontinued operations, net of a pre-tax gain of $91	—	(294)
Net income	$2,241	$1,222
Earnings per share – basic - continuing operations	$0.14	$0.11
Earnings per share – diluted - continuing operations	$0.14	$0.11
Earnings (loss) per share – basic - discontinued operations	$0.03	$(0.02)
Earnings (loss) per share – diluted - discontinued operations	$0.03	$(0.02)
Earnings per share – basic	$0.17	$0.09
Earnings per share – diluted	$0.16	$0.09
Weighted average common shares outstanding - basic	13,406	13,677
Weighted average common shares outstanding – diluted	13,612	14,005

MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	December 31,	March 31,
	2009	2010
Assets
Current assets:
Cash and cash equivalents	$21,599	$18,777
Trade receivables, net of allowance for doubtful accounts	5,081	4,478
Inventory of finished goods, net	2,172	2,011
Prepaid expenses, facilities management rent and other current assets	14,845	11,919
Current assets from discontinued operations	6,864	—
Total current assets	50,561	37,185
Property, plant and equipment, net	130,541	125,819
Goodwill	59,043	58,934
Intangible assets, net	208,499	205,157
Prepaid expenses, facilities management rent and other assets	11,199	10,924
Non-current assets from discontinued operations	4,433	—
Total assets	$464,276	$438,019

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$5,543	$5,474
Trade accounts payable and accrued expenses	24,735	17,556
Accrued facilities management rent	21,075	21,576
Current liabilities of discontinued operations	3,087	—
Total current liabilities	54,440	44,606
Long-term debt and capital lease obligations	258,325	241,112
Deferred income taxes	39,159	39,510
Other liabilities	6,393	6,550
Non-current liabilities of discontinued operations	1,424	—
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock of Mac-Gray Corporation ($.01 par value, 5 million shares authorized, no shares outstanding)	—	—
Common stock of Mac-Gray Corporation ($.01 par value, 30 million shares authorized, 13,631,706 issued and 13,631,530 outstanding at December 31, 2009, and 13,775,258 issued and 13,775,082 outstanding at March 31, 2010)	136	138
Additional paid in capital	78,032	79,150
Accumulated other comprehensive loss	(2,048)	(2,001)
Retained earnings	28,417	28,956
	104,537	106,243
Less: common stock in treasury, at cost (176 shares at December 31, 2009 and March 31, 2010)	(2)	(2)
Total stockholders’ equity	104,535	106,241
Total liabilities and stockholders’ equity	$464,276	$438,019

MAC-GRAY CORPORATION

TABLE 1

Reconciliation of Reported Net Income from Continuing Operations to

Adjusted Net Income from Continuing Operations

(In thousands, except  per share amounts)

	Three months ended
	March 31,
	2009	2010

Income from continuing operations, as reported	$1,884	$1,472
Income (loss) from discontinued operations, including loss on disposal of discontinued operations of $294, net of pre-tax gain of $91	357	(250)
Net income, as reported	$2,241	$1,222

Income from continuing operations before provision for income taxes, as reported	$3,392	$2,791
Gain on sale of real estate (1)	(403)	—
Loss (gain) related to derivative instruments (2)	(62)	242
Incremental costs of proxy contests	378	97
Income from continuing operations before provision for income taxes, as adjusted	3,305	3,130
Provision for income taxes, as adjusted	1,469	1,480

Income from continuing operations, as adjusted	1,836	1,650
Income from discontinued operations	357	44
Loss from disposal of discontinued operations, net of a pre-tax gain of $91	—	(294)
Net income, as adjusted	$2,193	$1,400

Diluted earnings per share from continuing operations, as adjusted	$0.13	$0.12
Diluted earnings per share, as adjusted	$0.16	$0.10

(1)          Represents a pre-tax gain recognized in connection with the sale of a facility in Tampa, Florida on January 2, 2009.

(2)          Represents the un-realized (gain) loss on interest rate protection contracts, which do not qualify for hedge accounting treatment.

To supplement the Company’s unaudited condensed consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, management has used a non-GAAP measure of net income.  Management believes that the presentation of “Income from continuing operations as adjusted” is useful to investors to enhance an overall understanding of our historical financial performance and future prospects.  Adjusted net income from continuing operations, which is adjusted to exclude certain gains and losses from the comparable GAAP net income is an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. These non-GAAP results are among the primary indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods.  Management establishes performance targets, annual budgets and makes critical operating decisions based upon these metrics. Accordingly, disclosure of these non-GAAP measures provides investors with the same information that management uses to understand the Company’s true economic performance year over year.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or other measures prepared in accordance with GAAP.

MAC-GRAY CORPORATION

TABLE 2

Reconciliation of Reported Net Income from Continuing Operations to Earnings

Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) from Continuing Operations and EBITDA from Continuing Operations, as adjusted

(In thousands)

	Three months ended
	March 31,
	2009	2010

Income from continuing operations	$1,884	$1,472

Interest expense, net	5,004	3,885
Provision for income taxes	1,508	1,319
Depreciation and amortization	12,606	11,576

EBITDA from continuing operations	21,002	18,252

Gain on sale of real estate (1)	(403)	—
Loss (gain) related to derivative instruments (2)	(62)	242
Incremental costs of proxy contests	378	97

EBITDA from continuing operations, as adjusted	$20,915	$18,591

(1)          Represents a pre-tax gain recognized in connection with the sale of a facility in Tampa, Florida on January 2, 2009.

(2)          Represents the un-realized (gain) loss on interest rate protection contracts, which do not qualify for hedge accounting treatment.

EBITDA from continuing operations is defined as net income before interest expense, provision for income taxes, and depreciation and amortization expense. Adjusted EBITDA from continuing operations is EBITDA from continuing operations further adjusted to exclude the items described in the table above. We have excluded these items because we believe they are not reflective of our ongoing operating performance. EBITDA from continuing operations and Adjusted EBITDA from continuing operations are not measures of our liquidity or financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.

Our management believes EBITDA from continuing operations and Adjusted EBITDA from continuing operations are useful to investors because they help enable investors to evaluate our business in the same manner as our management.  Management uses EBITDA from continuing operations and Adjusted EBITDA from continuing operations as follows: (a) to evaluate the Company’s historical and prospective financial performance, (b) to set internal revenue targets and spending budgets, (c) to measure operational profitability and the accuracy of forecasting, and (d) as an important factor in determining variable compensation for management.  In addition, these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage.  Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures.  These measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation.  Further, EBITDA from continuing operations and Adjusted EBITDA from continuing operations exclude interest expense and depreciation and amortization expense, which represent significant and unavoidable operating costs given the level of indebtedness and the capital expenditures needed to maintain our business.  In addition, our measures of EBITDA from continuing operations and Adjusted EBITDA from continuing operations are different from those used in the covenants contained in our senior credit facilities and the indenture governing our 7 5/8% senior notes.  Management compensates for these limitations by relying primarily on our GAAP results and by using EBITDA from continuing operations and Adjusted EBITDA from continuing operations only supplementally and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.  The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.